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                             CONSENT OF ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 and related Prospectus of PacificAmerica Money Center, Inc. for the registration of 345,185 shares of common stock, 45,180 subscriber warrants, 611,694 shares of common stock issuable upon exercise of warrants and up to 795,000 shares of common stock issuable under employee plans of PacificAmerica Money Center, Inc. and to the incorporation by reference therein of our report dated April 7, 1995, except as to the information dated May 30, 1995, with respect to the consolidated financial statements and schedules of Presidential Mortgage Company and subsidiaries included in the PacificAmerica Money Center, Inc. Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
May 2, 1997